EXHIBIT 32.1
SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, James L. Wainscott, Chairman of the Board, President and Chief Executive Officer of AK Steel Holding Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge this Annual Report of the Company:

(1)	fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78 m or 78o(d), and,
(2)	the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 24, 2009	/s/	JAMES L. WAINSCOTT
James L. Wainscott
Chairman of the Board, President
and Chief Executive Officer

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